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                                                                    EXHIBIT 3.15


                                     BYLAWS
                                       OF
                           JOHN BLUDWORTH MARINE, INC.
                               A Texas corporation


                                    ARTICLE I

                                     OFFICES

         Section 1.1. Principal Place of Business. The principal business office of the Corporation shall be located in Pasadena, Texas.

         Section 1.2. Other Places of Business. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

         Section 1.3. Registered Agent. The Corporation shall have and continuously maintain in the State of Texas a registered office, and a registered agent whose office is identical with such registered office, as required by the Texas Business Corporation Act. The registered office may be, but need not be, identical with the principal office of the Corporation in the State of Texas, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 2.1. Annual Meeting. Commencing in calendar year 1979, the Annual Meeting of the Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal business office of the Corporation as herein set forth or at such other place within or without the State of Texas may be designated by the caller of the meeting, at 10:00 o'clock a.m., on the 4th of August in Pasadena, Texas of each such calendar year unless such day is a legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a legal holiday.

         Section 2.2. Special Meetings. Except as otherwise provided by law or by the Articles of Incorporation, special meetings of the Shareholders may be called by the Chairman of the Board of Directors, the President, a majority of the Board of Directors, or the holders of not less than fifty-one percent (51%) of all the shares having voting power at such meeting, and shall be held at the principal business office of the Corporation as herein set forth, at such time as is stated in the notice calling such meeting, or at such other place and day or time as the Board of Directors may determine and state in such notice.



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         Section 2.3.     Notice of Meetings--Waiver. Written or printed notice
stating the place, day and hour of any meeting of Shareholders and, in case of a special meeting of Shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the Officer or person calling the meeting, to each Shareholder of record entitled to vote at such meeting. Such further or earlier notice shall be given as may be required by law. Waiver by a Shareholder of notice of a Shareholder's meeting by attendance at the meeting, unless such attendance is to object to the notice herein required, or in writing signed by him, whether before or after the time stated therein, shall be equivalent to the giving of such notice. No notice shall be necessary for any adjourned meeting.

         Section 2.4. Closing of Transfer Books and Fixing Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books of the Corporation shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         Section 2.5. Voting List. The Officer or agent having charge of the stock transfer books for shared of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. Failure to comply with this Section shall not affect the validity of any action taken at such meeting.

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         Section 2.6.     Quorum. Except as otherwise provided by law, by the
Articles of Incorporated or by these Bylaws,, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders, but the Shareholders present at any meeting, although less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting, unless the vote of a greater number is required by law. The President shall preside at, and the Secretary shall keep the records of, each meeting of Shareholders, and in the absence of either such Officer, his duties shall be performed by some person appointed by the meeting.

         Section 2.7. Proxies. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder, or by his duly authorized attorney in fact. Proxies shall be dated but need not be sealed, witnessed or acknowledged. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable, unless provided expressly therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months from the date thereof. Proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.

         Section 2.8. Balloting. Upon the demand of any Shareholder, the vote upon any question before the meeting shall be by ballot. At each meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of Directors, inspectors shall be so appointed on the demand of any Shareholder present or represented by proxy and entitled to vote at the election of Directors. No Director or candidate for the office of Director shall be appointed as such inspector. The number of votes cast by shares in the election of Directors shall be recorded in the minutes.

         Section 2.9. Record of Shareholders. The Corporation shall keep at its principal business office, or the office of its transfer agents or registrars, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of the shares held by each.

         Section 2.10. Preemptive Rights. Shareholders of the Corporation shall have preemptive rights to subscribe for or to purchase, or to have offered to them for subscription or purchase, any additional securities of the Corporation.

         Section 2.11. Voting Rights; Cumulative Voting for the Directors. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of Shareholders. Each fractional share shall be entitled to a fraction of one (1) vote in the proportion which such fractional share bears to a full share. Each Shareholder shall have the right to cumulate his votes for the election of Director, and in such elections each Shareholder shall be entitled to a number of votes

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equal to the number of shares that he holds multiplied by the number of
Directors to be elected.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.1. Number, Qualifications and Term. The business and affairs of the Corporation shall be managed and controlled by the Board of Directors, and, subject to any restrictions imposed by applicable law, by the Articles of Incorporation or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation. The number of Directors which shall constitute the whole Board shall be not less than one nor more than five as determined by the Board of Directors, none of whom need be residents of the State of Texas or Shareholders of the Corporation. The Directors shall be elected at the Annual Meeting of the Shareholders, and each Director elected shall serve until such Director's successor shall have been duly elected and qualified. The number of Directors may be increased or decreased from time to time by Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an Annual Meeting of Shareholders.

         Section 3.2. Vacancy. Any vacancy occurring in the Board of Directors for whatsoever reason may be filled by a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director's predecessor in office.

         Section 3.3. Removal. Any Director may be removed either for or without cause at any duly constituted meeting of Shareholders duly called and held for such purpose, by the affirmative vote of Shareholders present in person or by proxy at such meeting representing sixty-eight percent (68%) of all the shares entitled to vote in elections of Directors.

         Section 3.4. Meeting Place. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas at whatsoever place is specified by the Director or Officer calling the meeting.

         Section 3.5. Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice, and at such time and at such place, as shall from time to time be determined by the Board. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the Shareholders at the Annual Meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the Shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the Annual Meeting of Shareholders, and at the same place, unless by the unanimous consent of the Directors then elected and serving such time or place shall be changed.

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         Section 3.6.     Special Meetings. Special meetings of the Board of
Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the President or Secretary on the written request of any of the Directors. Notice of each special meeting of the Board of Directors shall be given to each Director at least seven (7) days before the date of the meeting.

         Section 3.7. Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the Articles of Incorporation or by the Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.8. Quorum. At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by law, the Articles of Incorporation or the Bylaws. If a quorum shall not be present at any meeting of the Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.9. Procedure at Meetings. The Board of Directors, at each regular meeting held immediately following the Annual Meeting of Shareholders, shall appoint one of their number to act as Chairman of the Board of Directors, who may also be an Officer of the Corporation, and who shall preside at meetings of the Board. In his absence at any meeting, a member of the Board to be selected by the members present shall preside. The Secretary of the Corporation shall act as Secretary at all meetings of the Board or, in his absence, the presiding Officer of the meeting shall designate any person in attendance to act as Secretary. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.

         Section 3.10. Board Committees. The Board of Directors, by resolution passed by a majority of the whole Board, may from time to time designate members of the Board to constitute committees, including, without limitation, an Executive Committee, which shall in each case consist of such number of Directors, not less than one, and shall have and may exercise such powers as a majority of the whole Board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. A majority of the whole Board of Directors shall have power at any time to change number, subject as aforesaid, members of any such committee, or to fill vacancies or to discharge any such committee.

         Section 3.11. Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee may be taken without a meeting if a

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consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or executive committee, as the case may be.

         Section 3.12. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a fixed sum as a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1. Number. The Officers of the Corporation shall consist of the President, a Secretary and a Treasurer, and, in addition, such other Officers including one or more Vice-Presidents, and assistant Officers and agents as may be deemed necessary and elected or appointed by the Board of Directors. Any two or more offices may be held by the same person except that the President and Secretary shall not be the same person. In its discretion, the Board of Directors may leave unfilled any office except those of President, Treasurer and Secretary.

         Section 4.2. Election; Term; Qualifications. Officers shall be chosen by the Board of Directors annually at the meeting of the board of Directors following the Annual Meeting of Shareholders. Each Officer shall hold office until his successor has been duly chosen and qualified, or until his death, resignation or removal.

         Section 4.3. Removal. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at its pleasure, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create any contract rights.

         Section 4.4. Vacancies. Any vacancy in any office for any cause may be filled by the Board of Directors.

         Section 4.5. Duties. The Officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and by these Bylaws.

         Section 4.6. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

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        Section 4.7.      President. The President shall be the Chief Executive
Officer of the Corporation, and shall have general direction of the affairs of the Corporation, and shall have general direction of the affairs of the Corporation and general supervision over its several Officers, subject however, to the control of the Board of Directors. He shall at each Annual Meeting, and from time to time, report to the Shareholders and to the Board of Directors all matters within his knowledge, which, in his opinion, the interest of the Corporation may require to be brought to their notice; may sign with the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation; shall preside at all meetings of the Shareholders; shall sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated or permitted by the Board or by these Bylaws to some other Officer or agent of the Corporation; and in general, shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors or as are prescribed by these Bylaws.

         Section 4.8. Vice-Presidents. At the request of the President, or in his absence or disability, the Vice-Presidents in the order of their election shall perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Any action taken by a Vice-President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken. The Vice-Presidents shall perform such other duties as may, from time to time, be assigned to them by the Board of Directors or the President. A Vice-President may also sign with the Secretary or any Assistant Secretary certificates of stock of the Corporation.

         Section 4.9. Secretary. The Secretary shall: (a) keep the minutes of all meetings of the Shareholders, of the Board of Directors and of all committees of the Board of Directors, in one or more books provided that for purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and the seal of the Corporation, and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) have general charge of stock certificate books, transfer books, stock ledgers and such other books and papers as the Board of Directors may direct, for the Corporation, all of which shall, at all reasonable times, be open to the examination of any Director, upon application at the office of the Corporation during business hours; and (e) in general, perform all duties and exercise all powers incident to the office of the Secretary and such other duties and powers as the Board of Directors or the President from time to time may assign or confer.

         Section 4.10. Treasurer. The Treasurer shall: (a) keep complete and accurate records of account, showing accurately at all times the financial condition of the Corporation; (b) shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time come into the possession of the Corporation; (c) shall furnish at meetings of the Board of Directors, or whenever requested, a statement of

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the financial condition of the Corporation; and (d) shall perform such other duties as the Bylaws may require or the Board of Directors may prescribe.

         Section 4.11. Assistant Officers. Any Assistant Secretary or Assistant Treasurer appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the Secretary or the Treasurer of the Corporation, respectively, subject to the general direction of such Officers, and shall perform such other duties as the Bylaws may require or the Board of Directs may prescribe.

         Section 4.12. Salaries. The salaries or other compensation of the Officers shall be fixed from time to time by the Board of Directors. No Officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Director of the Corporation.

         Section 4.13. Bonds of Officers. The Board of Directors may secure the fidelity of any or all of such Officers by bond or otherwise, in such terms and with such surety or sureties, conditions, penalties or securities as shall be required by the Board of Directors.

         Section 4.14. Delegation. The Board of Directors may delegate temporarily the powers and duties of any Officer of the Corporation, in case of his absence or for any other reason, to any other Officer, and may authorize the delegation by any Officer of the Corporation of any of his powers and duties of any agent or employee subject to the general supervision of such Officer.

                                    ARTICLE V

                                  CAPITAL STOCK

         Section 5.1. Certificates Representing Shares. Certificates representing shares of stock of the corporation shall be in such form or forms as comply with the requirements of law and the Articles of Incorporation and as the Board of Directors shall approve. Such certificates shall be signed by the President or a Vice-President, and the Secretary or Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice-President and the Secretary or Assistant Secretary may be facsimiles, engraved or printed, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any Officer or Officers who have signed or whose facsimile signature or signatures have been placed upon such certificate shall have ceased to be such Officer or Officers as of the date of its issuance, and issuance and delivery thereof by the Corporation shall constitute adoption thereof by the Corporation. The certificates shall be consecutively numbered and a record thereof shall be entered in the books of the Corporation as they are issued.

         Section 5.2. Stock Certificate Book and Shareholders of Record. The Secretary of the Corporation shall maintain among other records a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the

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Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificate representing such shares, and whether or not such shares originate from original issue or from transfer. The names and addresses of Shareholders as they appear on the stock certificate book shall be the official list of Shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall no t be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including (but without limitation) a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person, except as otherwise provided by applicable law.

         Section 5.3. Transfer of Stock. The shares represented by any share certificates of the Corporation are transferable only on the books of the Corporation by the holder of record thereof in person or by a duly authorized attorney or legal representative upon surrender of the certificate for such shares properly endorsed or assigned. The Board of Directors may make such rules and regulations as they deem desirable or necessary concerning the issue, transfer and registration or replacement of share certificates.

         Section 5.4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar or both.

         Section 5.5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Corporation, and the transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1 Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by these Bylaws, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable pecuniarily for any purpose of to any amount.

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         Section 6.2.     Checks, Drafts, etc. All checks, drafts, or other
orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers of the Corporation and in such manner as shall from time to time be authorized pursuant to these Bylaws or by resolution of the Board of Directors.

         Section 6.3. Depositories. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in one or more such banks, trust companies or other depositories as the Board of Directors may from time to time designate, upon such terms and conditions as shall be fixed by the Board of Directors. The Board of Directors may from time to time authorize the opening and keeping with any such depository as it may designate of general and special bank accounts and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem necessary.

         Section 6.4. Endorsement of Stock Certificates. Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation (including required shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or any Vice-President, and attested or witnessed by the Secretary or any Assistant Secretary either with or without affixing the corporation seal.

         Section 6.5. Voting of Shares Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the President, the Secretary and the Treasurer, or any of them, shall have full power and authority on behalf of the Corporation to attend, to vote and to grant proxies to be used at any meeting of shareholders of such corporation in which the Corporation may hold stock. The Board of Directors may confer like powers upon any other person or persons.

         Section 6.6. Corporate Seal. The corporate seal shall be in such form as the Board of Directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to or in any manner reproduced upon instruments of any nature required to be executed by Officers of the Corporation.

         Section 6.7. Fiscal Year; Accounting Election. The fiscal year of and the method of accounting for the Corporation shall be as the Board of Directors shall at any time determine.

         Section 6.8. Resignations. Any Director or Officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 6.9. Indemnification of Officers and Directors. Each person who may have served as a Director or Officer of this Corporation, or at its request as director or

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officer of another corporation in which it has owned shares of capital stock or of which it has been a creditor, shall be indemnified by the Corporation against liabilities imposed upon him and expenses reasonably incurred by him in connection with any claim made against him, or any action, suit or proceeding to which he may be a party be reason of his being, or having been, such Director or Officer, and against such sums as counsel reasonably selected by the Board of Directors shall deem reasonable payment made in settlement of any such claim, action, suit or proceeding primarily with a view to avoiding expenses of litigation; provided, however, that no Director or Officer shall be indemnified with respect to matters for which such indemnification shall be in addition to any other rights to which Directors or Officers may be in addition to any other rights to which Directors or Officers may be entitled.

         Section 6.10. Dividend. Subject to the provisions of law and the Articles of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own shares, subject to any provisions of law and the Articles of Incorporation. Before payment of any Dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 6.11. Transfer Restrictions. Before there can be a valid sale or transfer of any of the common shares of this Corporation by any holder thereof (the "Offering Shareholder"), the Offering Shareholder shall first offer said shares to the Corporation and then to the other holders of common shares in the following manner:

         (1) Such Offering Shareholder shall deliver a notice by mail or otherwise to the Secretary of the Corporation stating the prices, terms and conditions of such proposed sale or transfer, the number of shares to be sold or transferred, and his intention to so sell or transfer such shares. Within ten
(10) days thereafter, the Corporation shall have the prior right to purchase such shares so offered at a price equal to the lower of the offered price or the sum of the book value thereof and ten percent (10%) of such book value (the "Purchase Price"); provided, however, that the Corporation shall not at any time be permitted to purchase all of its outstanding voting shares. Should the Corporation fail to purchase the shares at the expiration of the ten (10) day period, or prior thereto decline to purchase the shares, the Secretary of the Corporation shall, within five (5) days thereafter, mail or deliver to each of the other Shareholders of record a copy of the notice given by the Offering Shareholder to the Secretary. Such notice may be delivered to the Shareholders personally, or may be mailed to them at their last known address as such address may appear on the books of the Corporation. Within ten (10) days after the mailing or delivering of the copies of the offer to the Shareholders, any such Shareholder or Shareholders desiring to acquire any part or all of the shares referred to in the notice shall deliver by mail, or otherwise, to the Secretary of the Corporation a written offer or

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offers, expressed to be acceptable immediately, to purchase a specified number of such shares at the Purchase Price on the terms stated therein. Each such offer shall be accompanied by an amount equal to the Purchase Price on the terms stated therein. Each such offer shall be accompanied by an amount equal to the Purchase Price with authorization to pay such price against delivery of the shares.

         (2) If the total number of shares specified in the offers to purchase exceeds the number of shares to be sold or transferred, each purchasing Shareholder shall be entitled to purchase such proportion of such shares as the number of shares of the Corporation which he holds bears to the total number of shares held by all Shareholders desiring to purchase the shares.

         (3) If all the shares to be sold or transferred are not disposed of under such apportionment, each Shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the Shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

         (4) If within said ten (10) day period, the offer or offers to purchase aggregate less than the number of shares to be sold or transferred, the Offering Shareholder shall not be obligated to accept any such offer or offers and may dispose of all of the shares referred to in his notice to any person or persons whomsoever; provided, however, that he shall not sell or transfer such shares at a lower price or in terms more favorable to the purchaser or transferee than those specified in his notice to the Secretary of the Corporation.

                                   ARTICLE VII

                                   AMENDMENTS

         Section 7.1. Amendments. The power to alter, amend, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors.



                                                 /s/ T.L. Moser
                                          -------------------------------
                                              T.L. MOSER, Secretary

Adopted:  August 3, 1979

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